CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our report dated December 26, 2018, relating to the financial statements and financial highlights, which appears in each of the Funds’ (as listed in Appendix A) Annual Report on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
December 27, 2018

Appendix A

Fund Name	Predecessor Fund
Invesco China All-Cap ETF	Guggenheim China All-Cap ETF
Invesco China Technology ETF	Guggenheim China Technology ETF
Invesco S&P Global Water Index ETF	Guggenheim S&P Global Water Index ETF

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated October 26, 2018, relating to the financial statements and financial highlights, which appears in each of the Funds’ (as listed in Appendix A) Annual Report on Form N-CSR for the year or period ended August 31, 2018. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
December 27, 2018

Appendix A

Fund Name	Predecessor Fund
Invesco S&P High Income Infrastructure ETF	Guggenheim S&P High Income Infrastructure ETF
Invesco Solar ETF	Guggenheim Solar ETF
Invesco Shipping ETF	Guggenheim Shipping ETF
Invesco 1-30 Laddered Treasury ETF	—
Invesco California AMT-Free Municipal Bond ETF	—
Invesco CEF Income Composite ETF	—
Invesco Fundamental High Yield Corporate Bond ETF	—
Invesco Fundamental Investment Grade Corporate Bond ETF	—
Invesco LadderRite 0-5 Year Corporate Bond ETF	—
Invesco National AMT-Free Municipal Bond ETF	—
Invesco New York AMT-Free Municipal Bond ETF	—
Invesco Preferred ETF	—
Invesco Taxable Municipal Bond ETF	—
Invesco Treasury Collateral ETF	—
Invesco Variable Rate Preferred ETF	—
Invesco VRDO Tax-Free Weekly ETF	—
Invesco DWA Momentum & Low Volatility Rotation ETF	—
Invesco DWA SmallCap Momentum ETF	—
Invesco DWA Tactical Multi-Asset Income ETF	—
Invesco DWA Tactical Sector Rotation ETF	—
Invesco S&P SmallCap Consumer Discretionary ETF	—
Invesco S&P SmallCap Consumer Staples ETF	—
Invesco S&P SmallCap Energy ETF	—
Invesco S&P SmallCap Financials ETF	—
Invesco S&P SmallCap Health Care ETF	—
Invesco S&P SmallCap Industrials ETF	—
Invesco S&P SmallCap Information Technology ETF	—
Invesco S&P SmallCap Materials ETF	—
Invesco S&P SmallCap Utilities & Communication Services ETF	—
Invesco KBW Bank ETF	—
Invesco KBW High Dividend Yield Financial ETF	—
Invesco KBW Premium Yield Equity REIT ETF	—
Invesco KBW Property & Casualty Insurance ETF	—
Invesco KBW Regional Banking ETF	—
Invesco PureBeta MSCI USA ETF	—
Invesco PureBeta MSCI USA Small Cap ETF	—
Invesco PureBeta US Aggregate Bond ETF	—
Invesco Russell 1000 Enhanced Equal Weight ETF	—
Invesco Russell 1000 Equal Weight ETF	—
Invesco Russell 1000 Low Beta Equal Weight ETF	—
Invesco S&P 500 Enhanced Value ETF	—

Invesco S&P 500® ex-Rate Sensitive Low Volatility ETF	—
Invesco S&P 500® High Beta ETF	—
Invesco S&P 500® High Dividend Low Volatility ETF	—
Invesco S&P 500® Low Volatility ETF	—
Invesco S&P 500 Minimum Variance ETF	—
Invesco S&P 500 Momentum ETF	—
Invesco S&P 500 Value with Momentum ETF	—
Invesco S&P MidCap Low Volatility ETF	—
Invesco S&P SmallCap High Dividend Low Volatility ETF	—
Invesco S&P SmallCap Low Volatility ETF	—
Invesco S&P SmallCap Quality ETF	—
Invesco Senior Loan ETF	—

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